As filed with the Securities and Exchange Commission on May 7, 2013
Registration No. 333-187935

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________________

METHES ENERGIES INTERNATIONAL, LTD.
(Exact name of Registrant as specified in its charter)

Nevada	2860	71-1035154
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Methes Energies International Ltd.
3651 Lindell Road, Suite #D-272
Las Vegas, Nevada, 89103
(702) 932-9964
(702) 943-0233 Facsimile

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_________________________________

Michel G. Laporte
Methes Energies International Ltd
3651 Lindell Road, Suite #D-272
Las Vegas, Nevada, 89103
(702) 932-9964
(702) 943-0233 Facsimile

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________
Please send copies of all communications to:
Stephen Zelnick, Esq.
Morse, Zelnick, Rose & Lander LLP
405 Park Avenue
Suite 1401
New York, New York 10022
(212) 838-8040
(212) 838-9190 Facsimile
_________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large Accelerated Filer,” “Accelerated Filer,” and “Smaller Reporting Company” in Rule 126-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(do not check if smaller reporting company.)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered		Proposed Maximum Offering Price Per Share/ Warrant		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.001 par value per share	467,500		$3.81	(2)	$1,781,175	$242.95

Class A warrants to purchase common stock	467,500	(1)	$0.65	(2)	$303,875	$41.45

Class B warrants to purchase common stock	467,500	(1)	$0.31	(2)	$144,925	$19.77

Common stock underlying the Class A warrants	467,500	(1)	$7.50	(3)	$3,506,250	$478.25

Common stock underlying the Class B warrants	467,500	(1)	$10.00	(3)	$4,675,000	$637.67

Total					$10,411,225	$1,420.09

(1)
Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the anti-dilution provisions of the warrants.

(2)
Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(c) under the Securities Act at the average of the high and low sales prices on the consolidated reporting system on April 11, 2013.

(3)
Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(g) under the Securities Act at the higher of the warrant exercise price and the average of the high and low sales prices on the consolidated reporting system on April 11, 2013.

_________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
_________________________________

The information in the prospectus included in this registration statement is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
_________________________________

ii

PROSPECTUS (Subject to Completion)
Dated May 7, 2013

1,402,500 Shares of Common Stock
467,500 Class A Warrants
467,500 Class B Warrants

__________________________________

This prospectus (this “Prospectus”) relates to the sale, from time to time, by certain stockholders (the “Selling Stockholders”) of up to 467,500 Class A Warrants, 467,500 Class B Warrants and 1,402,500 shares of our common stock, $.001 par value per share (“Common Stock”), of which 935,000 shares are issuable upon exercise of Class A Warrants and Class B Warrants. The Class A Warrants and Class B Warrants (collectively, the “Warrants”) are exercisable at prices of $7.50 and $10.00 per share, respectively, and all Warrants expire on October 12, 2017.

The prices at which the Selling Stockholders may sell the securities covered by this Prospectus will be determined by the prevailing market price for the securities or in negotiated transactions. We will not receive any proceeds from the sale of these securities by the Selling Stockholders. However, we will realize gross proceeds of $8,181,250 if all of the Warrants are exercised.

We have incorporated by reference into this Prospectus the information contained in our Annual Report on Form 10-K for the year ended November 30, 2012 (“2012 Annual Report”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 25, 2013, the amendment to our 2012 Annual Report on Form 10-K/A filed with the Commission on March 15, 2013 (“10-K/A”); our Current Report on Form 8-K, filed with the Commission on February 20, 2013 (the “February 2013 8-K”); and our Quarterly Report on Form 10-Q for the period ended February 28, 2013, filed with the Commission on April 12, 2013 (“1st Quarter 2013 10-Q”).

Our Common Stock, Class A Warrants and Class B Warrants are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on the NASDAQ Capital Market under the symbol “MEIL,” “MEILW” and “MEILZ”, respectively.

We are an “Emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk . See “Risk Factors” beginning on page 16 of our 2012 Annual Report for a discussion of these risks.

_________

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_________

The date of this Prospectus is ___________ __, 2013

All references in this Prospectus to “Methes,” “we,” “us,” or “our” refer to Methes Energies International Ltd. and its wholly owned subsidiaries Methes Energies Canada Inc. and Methes Energies USA Ltd. unless the context otherwise indicates.

We have rights to the trademarks Methes Energies and Design, Methes, The Biodiesel Company and Denami.

You may rely on the information contained in this Prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of the units means that information contained in this Prospectus is correct after the date of this prospectus. This Prospectus is not an offer to sell or solicitation of an offer to buy our shares of Common Stock in any circumstances under which the offer or solicitation is unlawful.

PROSPECTUS SUMMARY

This Prospectus relates to the resale, from time to time, of up to: (i) 1,402,500 shares (the “Shares”) of our Common Stock, par value $0.001 per share, 467,500 Class A Warrants and 467,500 Class B Warrants by the Selling Stockholders named herein. This Prospectus is part of a Registration Statement, File No. 333-187935 that we filed with the Commission on April 15, 2013, as amended on May 7, 2013, registering the resale of the Shares and Warrants by the Selling Stockholders (the “Registration Statement”).

Methes Energies International Ltd.

Overview

We are a renewable energy company that offers an array of products and services to a network of biodiesel fuel producers. We also market and sell in the U.S. and Canada biodiesel fuel produced at our small-scale production and demonstration facility in Mississauga, Ontario, Canada, and have recently commissioned and are scaling-up biodiesel production at our new facility in Sombra, Ontario, Canada. In fiscal 2011 and 2012, our largest source of revenue was from the sale of biodiesel fuel produced by others.

Among other services, we sell feedstock to our network of biodiesel producers, sell their output in the U.S. and Canada, provide them with proprietary software used to operate and control their processors, remotely monitor the quality and characteristics of their output, upgrade and repair their processors, and advise them on adjusting their processes to use varying feedstock and improve their output. Through the accumulation of production data from our network, we are equipped to provide consulting services to network members and other producers for operating their facilities, maintaining optimum production and solving production problems. In addition, we provide assistance to network members and others in production site selection, site development, installation of equipment and commissioning of processors. For our network services and the license of our operating and communications software, we receive a royalty from network members based on gallons of biodiesel produced.

Network members currently produce biodiesel through use of Denami 600 processors purchased from us, which have a maximum rated capacity of 1.3 million gallons per year, or mgy, of biodiesel, and starting in 2012 may purchase one of our new Denami 3000 processors designed to produce up to 6.5 mgy of biodiesel. We market Denami processors designed to meet the needs of 2 to 20 mgy biodiesel producers. We believe that small and medium-scale producers will be the fastest growing segment of the biodiesel market. Our processors are flexible and can use a variety of virgin vegetable oils, used vegetable oils and rendered animal fat feedstock, allowing operators to take advantage of feedstock buying opportunities. Our Denami processors operate automatically in a continuous flow mode and can be rapidly fine-tuned to adjust to feedstock and production variables. In addition to low production and labor costs, our processors minimize electrical use and utilize water only in closed loop components. The absence of waste water discharge has facilitated obtaining environmental permits for our facilities and those of our customers.

We expect to achieve economies of scale for our network members by bulk purchasing feedstock, methanol, catalyst and other biodiesel related products and negotiating more favorable sales prices through the sale of larger quantities of biodiesel and glycerin for these members. Achieving our growth plan will enable us to spread fixed overhead costs over a larger revenue base.

In May 2012, we completed construction and installation of two of our new intermediate-scale Denami 3000 processors at our Sombra facility. Our Denami 3000 processors at the Sombra plant have been favorably tested during full-scale operation for a few days in July 2012 and received United States EPA approval on October 4, 2012. We began commercial operation and formal training of our employees at the Sombra, Ontario facility in November 2012.

This Offering

This Prospectus relates to the sale, from time to time, by the Selling Stockholders of up to 467,500 Class A Warrants, 467,500 Class B Warrants and 1,402,500 shares of our Common Stock, of which an aggregate of 935,000 shares are issuable upon exercise of Class A Warrants and Class B Warrants.  The Class A Warrants and Class B Warrants are exercisable at prices of $7.50 and $10.00 per share, respectively, and all of the Warrants expire on October 12, 2017.  The Common Stock and the Warrants were acquired by the Selling Stockholders in our private placement offering from November 2012 through February 2013 (the “February 2013 Private Placement”), pursuant to which we sold 425,000 units (each a “Unit”) to accredited investors at a purchase price of $4.00 per Unit and raised gross proceeds of approximately $1.7 million. Each Unit consists of a share of Common Stock, a Class A warrant and a Class B Warrant.  In addition to the cash compensation paid by us to the placement agents, we issued to them warrants (“Placement Agents’ Warrants”) for an aggregate of 42,500 Units, which are exercisable at $4.20 per Unit beginning on February 19, 2014.  Accordingly, net proceeds from the February 2013 Private Placement were approximately $1.4 million, after deducting offering expenses and placement agent fees.  The February 2013 Private Placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “ Securities Act”) pursuant to Sections 4(2) and 4(5) of the Securities Act and Regulation D promulgated thereunder.

Corporate Information

Methes was organized as Global Biodiesel Ltd. on June 27, 2007 under the laws of the state of Nevada. On September 5, 2007, Methes purchased all the outstanding shares of Methes Energies Canada, Inc. (“Methes Canada”), an Ontario (Canada) corporation incorporated in December 2004 in exchange for 1,303,781 shares of its common stock, plus an additional 441,982 shares issued to retire debt of that corporation. On October 11, 2007 Global Biodiesel Ltd. changed its name to Methes Energies International, Ltd.

Our principal executive office is located at 3651 Lindell Road, Suite D-272, Las Vegas, Nevada, 89103 and our telephone number is (702) 932-9964. Our web address is www.methes.com. None of the information on our website is part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Commission allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this Prospectus the documents listed below (collectively our “34 Act Filings”):

●	Our 2012 Annual Report;
●	Our 10K/A;
●	Our February 2013 8-K; and
●	Our 1st Quarter 2013 10-Q.

By incorporating by reference to our 34 Act Filings we can disclose important information to you by referring you to this filing, which is considered part of this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We post on our public website (www.methes.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act (collectively, our “Exchange Act Reports”), as well as our proxy and information statements as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this Prospectus. Copies of our Exchange Act Reports and proxy and information statements may be obtained free of charge through our website or by contacting our Investor Relations Department at 3651 Lindell Road, Suite D-272, Las Vegas, Nevada, 89103, or by calling (702) 932-9964.

You may also read and copy any materials we file with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information about at www.sec.gov.

You should rely only on the information contained in this Prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this Prospectus.

PLAN OF DISTRIBUTION

We are registering the securities offered by this Prospectus on behalf of the Selling Stockholders. The Selling Stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling the securities or interests in the securities received after the date of this Prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in the securities on any stock exchange, market or trading facility on which the securities may be traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. To the extent any of the Selling Stockholders gift, pledge or otherwise transfer the securities, such transferees may offer and sell the securities from time to time under this Prospectus, provided that this Prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of Selling Stockholders under this Prospectus. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell the securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay the fees and expenses incurred in connection with registering the resale of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, the securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the securities by the Selling Stockholders.

We have agreed to keep this Prospectus effective until the earlier of 5:00 PM Pacific Time on (i) October 12, 2017 or (ii) the date on which all of the securities have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities by the Selling Stockholders or any other person.

We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

THE SELLING STOCKHOLDERS

The following table presents information regarding the Selling Stockholders as of April 12, 2013.   Pursuant to this Prospectus, the Selling Stockholders may sell all, some or none of the securities that they beneficially own and were acquired in the February 2013 Private Placement. None of the Selling Stockholders have or had any position, office, or other material relationship within the past three years with us or any of our predecessors or affiliates, except that Paulson Investment Company, Inc. served as the managing underwriter in our initial public offering of Units pursuant to our registration statement on Form S-1 (File No. 333-182302) which was declared effective by the Commission on October 12, 2012 and Paulson Investment Company, Inc., Barrett & Company, ViewTrade Securities, Inc. and Newbridge Securities Corporation are broker-dealers and served as our placement agents in the February 2013 Private Placement.  The securities to be resold by Paulson, Barrett, ViewTrade and Newbridge pursuant to this Prospectus were issued to them as compensation for services rendered in the February 2013 Private Placement.

To our knowledge, the following Selling Stockholders are affiliates of a broker-dealer: Marlene Twadell and William H. Twaddell are affiliates of Barrett & Company; Mark Ford, James St. Clair, Robert Dombrowski, Claude Ware, Matthew Ronan, Daniel Pietro, Douglas Aguililla, Brian Herman and DTMFS, LP are affiliates of ViewTrade Securities, Inc.; and John McAuliffe and Eric Vallejo are affiliates of Newbridge Securities Corporation.  Each of the aforementioned Selling Stockholders purchased the securities in the ordinary course of business and at the time of the purchase of the securities to be resold had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

	Shares and Warrants Beneficially Owned Prior to Offering		Shares and Warrants Beneficially Owned After Offering
Name and Address of Beneficial Owner	Number of Shares (1)	Number of Warrants	Number of Shares	Number Warrants	Percent of Shares(3)

Jason Addelman 30 East 72nd Street 5th Floor New York, NY 10021	75,000	50,000	0	0	*

Douglas Aguililla (15) (17)	14,061	9374	0	0	*

Alfred D’Alessandro Nunzia D’Alessandro JTWROS 437 Mermaid Drive Manahawkin, NJ 08050	11,250	7,500	0	0	*

Ascendant Partners, LLC 112 Serpenting Drive Morganville, NJ 07751 (2)	37,500	25,000	0	0	*

Asher Enterprises, Inc. 1000 N West Street, Suite 1200 Wilmington, DE 19801(3)	93,750	62,500	0	0	*

Michael D. Baker 10115 E. Calle De Las Brisas Scottsdale, Arizona 85255	18,750	12,500	0	0

Barrett & Company c/o Wilson Saville 42 Weybosset Street Providence, RI 02903 (4) (17)	2,880	1,920	0	0	*

Bauthier Family Trust 97 Upper Oak Drive San Rafael, CA 94903 (5)	37,500	25,000	0	0	*

Noel W. Bedwell Shannon N. Bedwell JTWROS 4054 Country Club Road Mobile, Alabama 36608	75,000	50,000	0	0	*

James A Capps, Jr. 360 Pippinpost Drive Conway, Arizona 72034	7,500	5,000	0	0	*

Claire Cardinale 1819 Bogart Avenue Bronx, New York 10462	37,500	25,000	0	0	*

Richard (Rick) J. Church 3014 McCulloch Circle Houston, Tx 77056	75,000	50,000	0	0	*

James St.Clair (15) (17)	2,112	1,408	0	0	*

Kylie Colan 1301 Crystal Mountain Drive Las Vegas, Nevada 89117	22,500	15,000	0	0	*

William Cornelius 100 2nd Street N.E. #510 Minneapolis, Minnesota 55413	56,250	37,500	0	0	*

Robert Dombrowski (15) (17)	2,112	1,408	0	0	*

Gregory M. Downes 1137 Hedgerow Drive Garnel Valley, Pennsylvania 19060	22,500	15,000	0	0	*

DTMFS, LP 327 Seneca Lane Boca Raton, Florida 33487 (6) Attn: Brian Herman, Managing Mbr	75,000	50,000	0	0	*

Mark Ford (15) (17)	2,112	1,408	0	0	*

Thomas J. Franco 11556 East Dreyfus Avenue Scottsdale, Arizona, 85259	149,250	99,500	0	0	*

Garlette, LLC 5200 NE 33rd Avenue Fort Lauderdale, Florida 33308 (7) Attn: Arlette Spaniak	37,500	25,000	0	0	*

Garmus Living Trust David P. Garmus, Trustee 1935 Salt Myrtle Lane Fleming Island, Fl 32003 (8)	18,750	12,500	0	0	*

Goff VC Fund M, LLC 11000 SW Boones Ferry Road Portland, Oregon, 97219 (9)	71,625	47,750	0	0	*

Brian Herman (15) (17)	34,500	23,000	0	0	*

High Capital Funding, LLC 333 Sandy Springs Circle Suite 230 Atlanta, Georgia 30328 (10)	9,375	6,250	0	0	*

William T. Horner 14340 Torrey Chase Blvd. #190 Houston, Texas 77014	56,250	37,500	0	0	*

Jo Ellen Livingston 3320 Turnberry Lane Harvey, Louisiana 70058	37,500	25,000	0	0	*

Ricky D. Livingston 208 Lavoisier Street Gretna, Louisiana 70053	15,000	10,000	0	0	*

John McAuliffe (16) (17)	1,686	1,124	0	0	*

Newbridge Securities Corporation 1451 W. Cypress Creek Road Ft. Lauderdale, FL 33309 (11) (17)	3,375	2,250	0	0	*

Paulson Investment Company, Inc. 811 SW Naito Parkway, Suite 300 Portland, OR 97204 (12) (17)	31,230	20,820	0	0	*

Daniel Pietro (15) (17)	2,025	1,350	0	0	*

William N. Plamondon III 4240 Galt Ocean Drive, Suite 404 Fort Lauderdale, FL 33308	30,000	20,000	0	0	*

Matthew Ronan (15) (17)	4,500	3,000	0	0	*

Sherwin N. Scott 7834 S Lakeshore Tempe, Arizona 85284	37,500	25,000	0	0	*

C. Brian Shipp Susan Shipp JTWROS 148 Windsor Drive Nashville, Tennessee 37205	75,000	50,000	0	0	*

Marlene Twaddell 162 Brown Street Providence, RI 02906	21,000	14,000	0	0	*

William H. Twaddell 199 Hope Street Providence, RI 02906	15,000	10,000	0	0	*

Eric Vallejo (16) (17)	1,689	1,126	0	0	*

ViewTrade Securities, Inc. 7280 W Palmetto Park Rd,Suite 105 Boca Raton, FL 33433 (13) (17)	4,218	2,812	0	0	*

Claude Ware (15)	21,000	14,000	0	0	*

John J. Waters 205 Micmac Lane Jupiter, Florida 33458	18,750	12,500	0	0	*

The Yaskowitz Family Trust 24 6th Street Hermosa Beach, California 96254 (14)	37,500	25,000	0	0	*
_______________________________
*Less than 1%

(1)	Includes shares underlying the beneficial owner’s Warrants.
(2)	Richard Galterio is the sole member of Ascendant Partners, LLC and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(3)	Curt Kramer is the president of Asher Enterprises Inc. and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(4)	W. Lincoln Mossop, Jr. is the president of Barrett & Company and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(5)	Frederic Bauthier is the trustee of the Bauthier Family Trust and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(6)	Brian Herman is the general partner of DTMFS, LP and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(7)	Arlette Spaniak is the president of the managing member of Garlette LLC and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(8)	David P. Garmus is the trustee of the Garmus Living Trust and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus .
(9)	Frank E. Hart is the manager of High Capital Funding, LLC and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(10)	Starla Goff is the managing member of Goff VC Fund M, LLC and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(11)	Thomas Casolaro, is the co-CEO of Newbridge Securities Corporation and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(12)	Chester Paulson is the chairman of Paulson Investment Company, Inc. and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(13)	James St.Clair, is the president of Viewtrade Securities, Inc. and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(14)	Peter A. Yaskowitz is the trustee of The Yaskowitz Family Trust and has full power and authority over voting and disposing of the securities to be resold pursuant to this Prospectus.
(15)	The address of the Selling Shareholder is: c/o ViewTrade Securities, Inc. 7280 W Palmetto Park Rd, Suite 105, Boca Raton, FL 33433.
(16)	The address of the Selling Shareholder is c/o Newbridge Securities Corporation 1451 W. Cypress Creek Road, Ft. Lauderdale, FL 33309.
(17)	All of the securities beneficially owned by the Selling Stockholder prior to Offering underlie Placement Agents’ Warrants.

USE OF PROCEEDS

This Prospectus relates to the securities that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of the securities by the Selling Stockholders. However, we may receive gross proceeds up to $8,181,250 upon exercise of all the Warrants. Any proceeds that we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

DESCRIPTION OF SECURITIES

As of the date of this Prospectus, our authorized capital stock consists of 75,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our Articles of Incorporation, as amended, and our bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of the Nevada General Corporation Act.

Common Stock

Subject to the rights specifically granted to holders of any shares of our preferred stock we may issue in the future, holders of our Common Stock are entitled to vote together as a class on all matters submitted to a vote of our stockholders and are entitled to any dividends that may be declared by our board of directors. Holders of our Common Stock do not have cumulative voting rights. Upon our dissolution, liquidation or winding up, holders of our Common Stock are entitled to share ratably in our net assets after payment or provision for all liabilities and any preferential liquidation rights of any shares of our preferred stock we may issue in the future. Holders of our Common Stock have no preemptive rights to purchase shares of our Common Stock. The issued and outstanding shares of our Common Stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our Common Stock are, and the shares of our Common Stock to be issued upon exercise of the Warrants included herein will be, upon payment of the relevant exercise price, fully paid and non-assessable. The rights, preferences and privileges of holders of our Common Stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Class A Warrants

General. The Class A Warrants sold in this offering are immediately exercisable at any time through October 12, 2017. Each Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $7.50 per share. This exercise price will be adjusted if specific events, summarized below, occur. A holder of Class A Warrants will not be deemed a holder of the underlying stock for any purpose until the Class A Warrant has been exercised.

Redemption. Commencing on April 12, 2013, we will have the right to redeem all of the Class A Warrants, or some of the Class A Warrants on a pro rata basis, at a price of $0.05 per warrant, after providing 30 days’ prior written notice to the warrant-holders but only if the closing bid price of our Common Stock, as reported on the principal market on which our stock trades, was at or above $10.00 per share for any five consecutive trading days. We will send a written notice of redemption by first class mail to holders of the Class A Warrants at their last known addresses appearing on the registration records maintained by the warrant agent. No other form of notice or publication will be made. If we call the Class A Warrants for redemption, the holders of the Class A Warrants will then need to decide whether to sell the Class A Warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption. The Class A Warrants may not be called for redemption unless they are covered by a current registration statement during the five consecutive trading day valuation period, on the call notice date and on the redemption date.

Exercise. To exercise a Class A Warrant, the holder must deliver to our warrant agent the Class A Warrant certificate on or before the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of Class A Warrants being exercised. Fractional shares of Common Stock will not be issued upon exercise of the Class A Warrants.

In order for you to exercise the Class A Warrants, the shares of Common Stock underlying them must be covered by an effective registration statement and, if the issuance of shares is not exempt under state securities laws, must be properly registered with state securities regulators. If the Class A Warrants are not covered by a current registration statement or are not qualified for sale under the laws of the state in which holders reside, warrantholders may not be able to exercise them. At present, we plan to have a registration statement current when the Class A Warrants are redeemed and, to the extent that the underlying shares do not qualify for one or more exemptions under state securities laws, we intend to use our best efforts to register the shares with the relevant authorities. However, we cannot provide absolute assurances that state exemptions will be available, that the state authorities will permit us to register the underlying shares, or that an effective registration statement will be in place at the relevant times. These factors may have an adverse effect on the demand for the Class A Warrants and the prices that can be obtained from reselling them.

Adjustments of exercise price. The exercise price of the Class A Warrants will be adjusted if we declare any stock dividend to stockholders or effect any split or share combination with regard to our Common Stock. If we effect any stock split or stock combination with regard to our Common Stock, the exercise price in effect immediately before the stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment of the exercise price will also result in an adjustment of the number of shares underlying a Class A Warrant or, if we elect, an adjustment of the number of Class A Warrants outstanding.

Class B Warrants

The Class B Warrants are identical to the Class A Warrants except for the following:

●	the Class B Warrants have an exercise price of $10.00 per share;
●
the Class B Warrants may only be redeemed after we report, for any four consecutive fiscal quarters, a total of $8 million of income before income taxes, as defined under accounting principles generally accepted in the United States of America; and

●	The Class B Warrants may not be called for redemption unless they are covered by a current registration statement on the call notice date and on the redemption date.

Placement Agents’ Warrants

Upon the consummation of the February 2013 Private Placement on February 19, 2013, we issued to the Placement Agents five-year warrants to purchase an aggregate of 42,500 Units, having an exercise price of $4.20 per Unit and exercisable beginning on February 19, 2014.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our Common Stock and the warrant agent for the Warrants is Quicksilver Stock Transfer, LLC, Las Vegas, Nevada.

Anti-Takeover Effects of Certain Provisions of Nevada Law, Our Articles of Incorporation and Our Bylaws

Nevada Revised Statutes Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute restricts the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and do business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, Nevada’s anti-takeover statute currently does not apply to our company.

Our authorized but unissued shares of Common Stock and preferred stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for our securities held by our stockholders. In addition, our bylaws contain an advance-notice provision in connection with business to be presented at stockholder meetings which could delay, defer or prevent a change in control.

Listing

The Common Stock, Class A Warrants and Class B Warrants are listed on the Nasdaq Capital Market under the symbols “MEIL,” “MEILW,” and “MEILZ.”

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in Methes or its subsidiaries. Nor was any such person connected with Methes or its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

MSCM LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our 2012 Annual Report, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on MSCM LLP’s report, given on their authority as experts in accounting and auditing.

The validity of the securities offered in this Prospectus has been passed upon for us by Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, Suite 1401, New York, New York 10022.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the securities offered by this Prospectus, we have filed a registration statement on Form S-1 under the Securities Act with the Commission. This Prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits. For further information with respect to our Shares and Warrants, and us you should refer to the registration statement and the accompanying exhibits. Statements contained in this Prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits without charge at the Commission’s public reference facilities, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from this offices for a fee. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov. Our web address is www.methes.com.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information or representations and should rely only on the information contained or incorporated by reference into this Prospectus. This Prospectus is an offer to sell only the securities offered hereby by the selling shareholders but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of its date, regardless of the time of delivery of this Prospectus or of any sale of our securities.

Preliminary Prospectus

_______ __, 2013

1,402,500 Shares of Common Stock
467,500 Class A Warrants
467,500 Class B Warrants

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table presents the expenses of the issuance and distribution of the securities being registered, all of which will be paid by us. All amounts are estimates except the SEC registration fee.

SEC registration fee	$1,420.09
Legal fees and expenses	25,000.00
Accounting fees and expenses	1,500.00
Printing expenses	1,000.00
Miscellaneous fees and expenses	1,000.00
Total	$29,920.09

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Bylaws and Charter provide that, to the fullest extent legally permissible by Chapter 78 of the Nevada Revised Statutes (“NRS”), we must indemnify and hold harmless any person made a party or threatened to be made a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer of Methes. We may pay for or reimburse the expenses, liabilities and losses reasonably incurred by any current or former officer or director in advance of the final disposition of the proceeding if the person sets forth in writing an agreement to repay all advances if it is ultimately determined that the person is not entitled to such indemnification. Our Bylaws and Charter also provide that the board of directors may cause Methes to maintain insurance covering our current and former officers and directors against any liability asserted against such person and incurred in their capacity or arising out of their status an officer or director of Methes.

NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The information presented below describes our sales and issuances of securities within the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Unless otherwise stated, the sales of the securities described below were deemed to exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The purchasers of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and, other than with respect to the non-transferable options, appropriate legends were placed on the securities issued in these transactions. All purchasers had adequate access, through their relationships with us, to information about our company. The sales of these securities were made without any general solicitation or advertising.

Private Placements

In April 2011 we commenced a private placement, pursuant to which we sold an aggregate of 415,064 shares of common stock, $.001 par value per share, of Methes (“Common Stock”) for cash at $7.67 per share to accredited investors, raising gross proceeds of $3,183,541.

On November 23, 2011, we sold 130,378 shares of Common Stock for cash at $7.67 per share and warrants exercisable for 65,189 shares of Common Stock at an exercise price of $7.67 per share to accredited investors, raising gross proceeds of $1,000,000 (the “November Offering”). The warrant holders are generally protected from dilution by adjustments for any stock dividends, stock split, combination or other recapitalizations.

In December 2011 we commenced a private placement pursuant to which we sold an aggregate of 258,793 shares of Common Stock for cash at $7.67 per share to accredited investors, raising gross proceeds of $1,985,050.

On January 17, 2012, we sold 52,151 shares of Common Stock for cash at $7.67 per share and warrants for 26,075 shares of Common Stock at an exercise price of $7.67 per share to the same investors from the November Offering, raising gross proceeds of $400,000 (the “January Offering”).

On February 19, 2013, we completed a $1.7 million private placement pursuant to Regulation D of the Securities Act (the “Offering”). In the Offering, we sold 425,000 units to accredited investors at a purchase price of $4.00 per unit (“Unit”), each Unit consisting of one share of Common Stock, one Class A warrant and one Class B warrant. Each of the warrants are exercisable to purchase one share of Common Stock at $7.50 and $10.00, respectively, and expire on October 12, 2017. In addition to the cash compensation paid by us to the placement agents, we issued to them warrants for an aggregate of 42,500 Units, exercisable at $4.20 per Unit. Accordingly, net proceeds from the Offering were approximately $1.4 million, after deducting offering expenses and placement agent fees.

Compensatory Stock Option Grants

During the past three years, we issued options for a total of 65,188 shares of Common Stock to six officers or employees with an exercise price of $7.67 vesting quarterly over a two year period and expiring on the tenth anniversary of the grant date and on April 2, 2013, we issued 5-year options for a total of 100,000 shares of Common Stock to four directors and one officer with an exercise price of $3.94 per share. These options were granted under our Amended and Restated 2008 Directors, Officers and Employees Stock Option Plan.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit No.	Exhibit
3.1	Amended and Restated Articles of Incorporation of Methes Energies International Ltd. filed on July 6, 2012(2)
3.2	2012 Amended and Restated Bylaws(1)
4.1	Specimen stock certificate(1)
4.2	Form of warrant agreement, including form of Class A and Class B warrants(4)
4.3	Specimen unit certificate(1)
4.4	Form of representative’s warrant(4)
4.5	Form of warrant agreement issued in the November Offering and the January Offering for 65,189 and 26,075 shares of common stock, respectively, at an exercise price of $7.67 per share(1)
4.6	Form of Placement Agent Warrant(5)
5.1	Opinion of Morse, Zelnick, Rose & Lander, LLP
10.1	Amended and Restated 2008 Directors, Officers and Employees Stock Option Plan(1)
10.2	2012 Directors, Officers and Employees Stock Option Plan(1)
10.3	Form of Non-Statutory Stock Option Agreement(1)
10.4	Form of Incentive Stock Option Agreement(1)
10.5	Form of 8% Demand Note made by the Company to World Asset Management, Inc. in the aggregate principal amount of $1,280,000; and Michael G. Laporte in the amount of $150,000(1)
10.5(i)	Commitment by noteholders to defer payment on Demand Notes(4)
10.6	Lease Agreement dated November 5, 2007, by and between Methes Energies Canada Inc. and The Erin Mills Development Corporation(1)
10.7	Non-Repayable Contribution Agreement dated February 9, 2009, by and between Methes Energies Canada Inc. and Canada(1)
10.8	Non-Repayable Contribution Agreement dated December 6, 2011, by and between Methes Energies Canada Inc. and Canada(1)
10.9	Promissory Notes from Methes to World Asset Management each in the amount of $500,000 and dated March 12 and April 26, 2012(2)
10.10	Letter re Term Loan Facility between Methes Energies Canada, Inc. and TCE Capital Corporation dated June 12, 2012(2)
10.11	Exclusive Marketing Agreement dated as of August 27, 2012 between Methes Energies Canada, Inc. and Turnkey Modular Systems, Inc.(3)
21.1	Subsidiaries of Methes Energies International Ltd.(1)
23.1	Consent of MSCM LLP
23.2	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
__________
(1)	Filed as an exhibit to our Registration Statement on Form S-1 (SEC No. 333-182302) on June 22, 2012 and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment #1 to our Registration Statement on Form S-1 (SEC No. 333-182302) on August 14, 2012 and incorporated herein by reference.
(3)	Filed as an exhibit to Amendment #2 to our Registration Statement on Form S-1 (SEC No. 333-182302) on August 30, 2012 and incorporated herein by reference.
(4)	Filed as an exhibit to Amendment #4 to our Registration Statement on Form S-1 (SEC No. 333-182302) on October 5, 2012 and incorporated herein by reference.
(5)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended February 28, 2013, on April 12, 2013 and incorporated herein by reference.

(b) Financial Statement Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness o the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on May 7, 2013.

Methes Energies International Ltd.

By:	/s/ Michel G. Laporte
Michel G. Laporte
Chairman, Chief Executive Officer and Treasurer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michel G. Laporte, Edward A. Stoltenberg and Stephen A. Zelnick, and each of them, his attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on May 7, 2013:

/s/ Michel G. Laporte	Chairman and Chief Executive Officer
Michel G. Laporte	(Principal Executive Officer)

/s/ Edward A. Stoltenberg *	Chief Financial Officer
Edward A. Stoltenberg	(Principal Financial and Accounting Officer)

/s/ Kebir Ratnani *	Director
Kebir Ratnani

/s/ John Pappain *	Director
John Pappain

/s/ Anthony T. Williams *	Director
Anthony T. Williams

/s/ Perichiyappan Senthilnathan *	Director
Perichiyappan Senthilnathan

* By: /s/ Stephen A. Zelnick
Stephen A. Zelnick
Attorney-in-Fact